Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT
dated as of
May 17, 2019
by and among
BrightSphere Investment Group Inc.
and
Paulson & Co. Inc.

Table of Contents
Page

ARTICLE 1 DEFINITIONS	1
1.1 Definitions	1
1.2 Interpretation	3
ARTICLE 2 REGISTRATION RIGHTS	4
2.1 Shelf Registration	4
2.2 Demand Registrations	5
2.3 Priority	5
2.4 Piggyback Registrations	5
2.5 Lock-up Agreements	6
2.6 Registration Procedures	6
2.7 Registration Expenses	8
2.8 Underwritten Offering	9
2.9 Suspension of Registration	9
2.10 Indemnification	9
2.11 Conversion of Other Securities	11
2.12 Rule 144; Rule 144A	11
2.13 Transfer of Registration Rights	11
ARTICLE 3 PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE SECURITIES	11
3.1 Underwriter Selection	11
3.2 Cooperation with Sales	11
3.3 Expenses of Offerings	12
3.4 Further Assurances	12
ARTICLE 4 MISCELLANEOUS	12
4.1 Term	12
4.2 Other Holder Activities	12
4.3 No Inconsistent Agreements	12
4.4 Amendments and Waivers	12
4.5 No Third Party Beneficiaries	12
4.6 Entire Agreement	12
4.7 Severability	12
4.8 Counterparts	13
4.9 Remedies; Attorney’s Fees	13
4.10 GOVERNING LAW	13
4.11 No Assignment	13
4.12 Further Actions	13
4.13 Notice	13

i

REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement, dated as of May 17, 2019 (this “Agreement”), is by and among BrightSphere Investment Group Inc., a Delaware corporation (the “Company”), and Paulson & Co. Inc., a Delaware corporation, (on behalf of the funds and accounts managed by it and its affiliates, “Paulson”, and together with the Company, each a “Party” and, collectively, the “Parties”). This Agreement shall be effective as of the date the shareholders of BrightSphere Investment Group plc vote to approve an exchange of ordinary shares held by each of the shareholders of BrightSphere Investment Group plc for shares of common stock of the Company (the “Effective Date”).
WHEREAS, Paulson is the owner of 20,000,552 shares of Common Stock (as defined herein) of the Company immediately prior to the date hereof; and
WHEREAS, the Company has agreed to provide Paulson certain rights as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
1.1Definitions. In this Agreement, the following terms shall have the following meanings:

(a)“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such other Person. For purposes of this definition, “control,” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any Person, means the possession directly or indirectly of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

(b)“Board of Directors” means the Board of Directors of the Company from time to time.

(c)“Business Day” means any day except (i) a Saturday, (ii) a Sunday, (iii) any day on which the principal office of the Company or Paulson is not open for business, and (iv) any other day on which commercial banks in New York, New York are authorized or obligated by law or executive order to close.

(d)“Common Stock” means the common stock, par value $0.001 per share, of the Company.

(e)“Company Outside Counsel” means one counsel selected by the Company to act on its behalf.

(f)“Covered Person” has the meaning set forth in Section 2.10(a).

(g)“Demand Registration” has the meaning set forth in Section 2.2(a).

(h)“Designated Holder” means Paulson or any other Holder holding shares of Common Stock of the Company constituting not less than 7% of the outstanding shares of Common Stock of the Company.

(i)“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

(j)“Fund” means any pooled investment vehicle for which any Subsidiary of the Company, directly or indirectly, provides investment advisory or sub-advisory services, or serves as the general partner, managing member or in any similar capacity (including any master or feeder fund, parallel fund or other alternative investment vehicle or third party co-investment vehicle).

(k)“Holder” means Paulson and any permitted transferee of Registrable Securities to whom registration rights have been transferred under Section 2.13 hereof.

(l)“Holders’ Counsel” means, if Paulson is participating in an offering of Registrable Securities, one counsel selected by Paulson for the Holders participating in such offering or otherwise and one counsel selected by the Holders of a majority of the Registrable Securities included in such offering.

(m)“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its Subsidiaries that the Board of Directors reasonably determines in good faith, after consultation with Company Outside Counsel, (i) would require disclosure of material, non-public information relating to such event in any Registration Statement under which Registrable Securities may be offered and sold (including documents incorporated by reference therein) in order that such Registration Statement would not be materially misleading and (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement.

(n)“Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or political subdivision thereof.

(o)“Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by a Holder in accordance with Section 2.4(a).

(p)“register,” “registered” and “registration” refers to a registration made effective by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state or foreign securities laws of such states or countries in which Holders notify the Company of their intention to offer Registrable Securities.

(q)“Registration Expenses” has the meaning set forth in Section 2.7.

(r)“Registrable Securities” means all Common Stock held by a Holder and any equity securities issued or issuable directly or indirectly with respect to any such securities by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that, any securities constituting Registrable Securities will cease to be Registrable Securities when (i) such securities are sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, (ii) with respect to Registrable Securities held by any Holder other than a Designated Holder, such securities are sold pursuant to an effective Registration Statement or are eligible to be sold without volume or manner of sale restrictions pursuant to Rule 144 or (iii) with respect to Registrable Securities held by a Designated Holder, such securities are sold pursuant to an effective Registration Statement or pursuant to Rule 144 (and such Registrable Securities are no longer “restricted securities” as defined under Rule 144).

(s)“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, all exhibits, all material incorporated by reference or deemed to be incorporated by reference in such registration statement and all other documents filed with the SEC to effect a registration under the Securities Act.

(t)“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

(u)“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.

(v)“Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

(w)“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

(x)“SEC” means the United States Securities and Exchange Commission.

(y)“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

(z)“Selling Holder” means a Holder that holds Registrable Securities registered (or to be registered) in a Registration Statement.

(aa)“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

(bb)    “Stockholder Agreement” means the Stockholder Agreement, dated as of the date hereof, by and among the Company and Paulson, to which this Agreement is attached as Annex A.

(cc)    “Shelf Registration Statement” means a Registration Statement that contemplates offers and sales of securities pursuant to Rule 415.

(dd)    “Short-Form Registration Statement” means Form S-3 or any successor or similar form of registration statement pursuant to which the Company may incorporate by reference its filings under the Exchange Act made after the date of effectiveness of such registration statement.

(ee)    “Subsidiaries” means, with respect to a Person, any corporation, limited liability company, partnership, association, business, trust, joint venture, business entity or other entity of any kind or nature, of which more than fifty percent (50%) of either the equity interests or the voting control is, directly or indirectly through Subsidiaries or otherwise, beneficially owned by such Person, or of which such Person or any Subsidiary serves as the general partner (in the case of a limited partnership) or the manager or managing member (in the case of a limited liability company); provided that (i) no Fund or any Subsidiary of a Fund shall be a Subsidiary for the purposes of this Agreement; (ii) the Company and its Subsidiaries will not be deemed to be Affiliates of Paulson and Paulson will not be deemed to be an Affiliate of the Company; and (iii) for purposes of this definition, notwithstanding anything to the contrary contained herein, Investment Counselors of Maryland, LLC shall be considered a “Subsidiary” of the Company.

(ff)    “Suspension” has the meaning set forth in Section 2.9.

(gg)    “Underwritten Offering” means a discrete registered offering of securities conducted by one or more underwriters pursuant to the terms of an underwriting agreement.

1.2    Interpretation.

(a)In this Agreement, except as the context may otherwise require, references to:

(i)any statute, statutory provision or regulation are to the statute, statutory provision or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute or regulation includes any successor to the section; and

(ii)any governmental authority includes any successor to that governmental authority.

(b)The words “hereby”, “herein,” “hereof,” “hereunder,” “hereto” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific Section.

(c)The words “include,” “includes” or “including” are to be deemed followed by the words “without limitation.”  Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular.  All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the Person referred to may require.

(d)The table of contents and Article and Section headings are for reference purposes only and do not limit or otherwise affect any of the substance of this Agreement.

(e)It is the intention of the Parties that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Party, it being understood and agreed that the Parties to this Agreement are sophisticated and have had adequate opportunity and means to retain counsel to represent their respective interests and to otherwise negotiate the terms and provisions of this Agreement. Accordingly, the Parties hereby waive, to the fullest extent permitted by Applicable Law, the benefit of any Applicable Law that would require that in cases of uncertainty, the language of a contract should be strictly construed against, or most strongly construed against, the Party who drafted such language.

(f)No provision of this Agreement is to be construed to require, directly or indirectly, any Person to take any action, or omit to take any action, to the extent such action or omission would violate Applicable Law.

(g)“Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.

(h)All references to “$” or “dollars” mean the lawful currency of the United States of America.

(i)All terms not otherwise defined herein shall have the meaning given to such terms in the Stockholder Agreement.

ARTICLE 2

REGISTRATION RIGHTS

2.1Shelf Registration.

(a)Filing. At any time after the date upon the written request of any Holder, the Company shall promptly (but no later than forty-five (45) days after the receipt of such request) file with the SEC a Shelf Registration Statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405) relating to the offer and sale by such Holder of all or part of the Registrable Securities. If at any time while Registrable Securities are outstanding, the Company files any Shelf Registration Statement for its own benefit or for the benefit of holders of any of its securities other than the Holders, the Company shall use its reasonable best efforts to include in such Shelf Registration Statement such disclosures as may be required under the Securities Act to ensure that the Holders may sell their Registrable Securities pursuant to such Shelf Registration Statement through the filing of a prospectus supplement rather than a post-effective amendment.

(b)Effectiveness. The Company shall use its reasonable best efforts to (i) cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such Shelf Registration Statement is filed and (ii) keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective and in compliance with the Securities Act and usable for the resale of Registrable Securities until such time as there are no Registrable Securities remaining.

(c)Sales by Holders. The plan of distribution contained in the Shelf Registration Statement referred to in this Section 2.1 (or related prospectus supplement) shall be determined by Paulson, if Paulson is a requesting Holder for such Shelf Registration Statement, or otherwise by the other requesting Holder or Holders. Each Holder shall be entitled to sell Registrable Securities pursuant to the Shelf Registration Statement referred to in this Section 2.1 from time to time and at such times as such Holder shall determine. Such Holder shall promptly advise the Company of its intention so to sell Registrable Securities pursuant to the Shelf Registration Statement.

(d)Underwritten Offering. If any Holder intends to sell Registrable Securities pursuant to the Shelf Registration Statement referred to in this Section 2.1 through an Underwritten Offering, the Company shall take all steps to facilitate such an offering, including the actions required pursuant to Section 2.6 and Section 3, as appropriate; provided, that the Company will not be required to facilitate such Underwritten Offering unless so requested by such Holder and unless the expected aggregate gross proceeds from such offering are at least $50 million.

2.2    Demand Registrations.

(a)Right to Request Additional Demand Registrations. At any time, any Holder may, by providing a written request to the Company, request to sell all or part of the Registrable Securities pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”). Each request for a Demand Registration shall specify the kind and aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof (which, if not specified, shall be by way of Underwritten Offering). Promptly after its receipt of a request for a Demand Registration (but in any event within ten (10) days), the Company will give written notice of such request to all other Holders. Within thirty (30) days after the date the Company has given the Holders notice of the request for Demand Registration, the Company shall commence the registration, in accordance with Section 2.6 of this Agreement, of all Registrable Securities that have been requested to be registered in the request for Demand Registration and that have been requested by any other Holders by written notice to the Company within fifteen (15) days after the Company has given the Holders notice of the request for Demand Registration; provided, that the Company will not be required to effect a Demand Registration unless the expected aggregate gross proceeds from the offering of the Registrable Securities to be registered in connection with such Demand Registration are at least $50 million.

(b)Limitations on Demand Registrations. Subject to Section 2.2(a) and this Section 2.2(b), any Holder will be entitled to request an unlimited number of Demand Registrations; provided that the Company will not be obligated to effect more than one Demand Registration which, for the avoidance of doubt, shall be in addition to any registration on a Shelf Registration Statement, in any six-month period. Any Holder shall be entitled to participate in a Demand Registration initiated by any other Holder.

(c)Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement.

2.3    Priority. If a registration pursuant to Section 2.1 or 2.2 above is an Underwritten Offering and the managing underwriters of such proposed Underwritten Offering advise the Holders in writing that, in their opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company; and finally, the number of Registrable Securities of any Holders that have been requested to be included therein shall be reduced, pro rata based on the number of Registrable Securities owned by each such Holder, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.

2.4    Piggyback Registrations.

(a)Piggyback Request. Whenever the Company proposes to register any of its securities under the Securities Act or equivalent non-U.S. securities laws (other than (i) pursuant to a Demand Registration, (ii) pursuant to a registration statement on Form S-4 or any similar or successor form or (iii) pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement), and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to all Holders of its intention to effect such a registration (but in no event less than twenty (20) days prior to the proposed date of filing of the applicable Registration Statement) and, subject to Section 2.4(c), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) days after the date the Company’s notice is given to such Holders (a “Piggyback Registration”). There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.4.

(b)Withdrawal and Termination. Any Holder that has made a written request for inclusion in a Piggyback Registration may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company on or before the fifth (5th) day prior to the planned effective date of such Piggyback Registration. The Company may, without prejudice to the rights of Holders to request a registration pursuant to Section 2.1 or 2.2 hereof, terminate or withdraw any registration under this Section 2.4 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and, except for the obligation to pay or reimburse Registration Expenses, the Company will have no liability to any Holder in connection with such termination or withdrawal.

(c)Priority of Piggyback Registrations. If the managing underwriters advise the Company and Holders of Registrable Securities in writing that, in their opinion, the number of securities requested to be included in an Underwritten Offering to be effected pursuant to a Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced pro rata based, in the case of the Holders, on the number of Registrable Securities owned by each Holder and included in such Underwritten Offering to be effected pursuant to a Piggyback Registration, and in the case of the Company, the number of securities to be sold for the account of the Company in such Underwritten Offering, to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriters. No registration of Registrable Securities effected pursuant to a request under this Section 2.4 shall be deemed to have been effected pursuant to Sections 2.1 or 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.

2.5    Lock-up Agreements. Each of the Company and the Holders agrees, upon notice from the managing underwriters in connection with any registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form S-4 or any similar or successor form or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement), not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters during such period as reasonably requested by the managing underwriters (but in no event longer than the seven (7) days before and the ninety (90) days after the pricing of such Underwritten Offering); provided, that such restrictions shall not apply in any circumstance to (i) securities acquired by a Holder in the public market, (ii) distributions-in-kind to a Holder’s limited or other partners, members, Stockholders or other equity holders, or (iii) transfers by a Paulson to a Related Person of Paulson. Notwithstanding the foregoing, no holdback agreements of the type contemplated by this Section 2.5 shall be required of Holders (A) unless each of the Company’s directors, executive officers and holders of 7% or more of the outstanding Common Stock agrees to be bound by a substantially identical holdback agreement for at least the same period of time; or (B) that restrict the offering or sale of Registrable Securities pursuant to a Demand Registration. Notwithstanding this Section 2.5, no Holder shall be obligated to agree to any lock-up period during which it would be prevented from selling all or any portion of its Registrable Securities in privately negotiated transactions that are not executed through the facilities of a securities exchange.

2.6    Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and the Company shall as expeditiously as possible:

(a)prepare and file with the SEC (within thirty (30) days after the date on which the Company has given Holders notice of the request for Demand Registration) a Registration Statement with respect to such Registrable Securities, make all required filings required in connection therewith and thereafter and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will furnish to Holders’ Counsel for such registration copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process; provided, further, that if the Board of Directors determines in its good faith judgment that registration at the time would require the inclusion of pro forma financial or other information, which requirement the Company is reasonably unable to comply with, then the Company may defer the filing (but not the preparation) of the Registration Statement which is required to effect the applicable registration for a reasonable period of time (but not in excess of forty-five (45) days).

(b)(i) prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (A) not less than 6 months or, if such Registration Statement relates to an Underwritten Offering in the case of a Demand Registration, such longer period as in the opinion of counsel for the managing underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or the maximum period of time permitted by the Securities Act in the case of a Shelf Registration Statement, or (B) such shorter period ending when all of the Registrable Securities covered by such Registration Statement have been disposed of (but in any event not before the expiration of any longer period required under the Securities Act) and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(c)furnish to each Selling Holder such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents filed therewith and such other documents as such Selling Holder may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder;

(d)use its reasonable best efforts to register or qualify, including, by way of preparation, filing and approval of a prospectus, any Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder, and the managing underwriters, if any reasonably request and do any and all other acts and things that may be necessary or reasonably advisable to enable such Selling Holder and each underwriter, if any, to consummate the disposition of the seller’s Registrable Securities in such jurisdictions (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)use its reasonable best efforts to cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business, operations and jurisdiction of incorporation of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(f)during any time when a prospectus relating thereto is required to be delivered under the Securities Act, promptly notify each Selling Holder and Holder’s Counsel upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and, as promptly as practicable, prepare and furnish to such Selling Holders a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g)promptly notify each Selling Holder and Holders’ Counsel (i) when the Registration Statement, any prospectus supplement or any post-effective amendment to the Registration Statement has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any written comments by the SEC or of any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement any prospectus contained therein or for additional information, and (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any of such purposes;

(h)cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange;

(i)provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement, and, if required, obtain a CUSIP number for such Registrable Securities not later than such effective date;

(j)enter into such customary agreements (including underwriting agreements with customary provisions in such forms as may be requested by the managing underwriters) and take all such other actions as the Selling Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

(k)make available for inspection by any Selling Holder, Holders’ Counsel, any underwriter participating in any disposition pursuant to the applicable Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company reasonably requested by such Selling Holder, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, Holders’ Counsel, underwriter, attorney, accountant or agent in connection with such Registration Statement and make senior management of the Company available for customary due diligence and drafting activity; provided, that any such Person gaining access to information or personnel pursuant to this Section 2.6(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) agree in a customary manner to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (B) such information is or becomes publicly known without a breach of this Agreement, (C) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (D) such information is independently developed by such Person;

(l)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the applicable Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act (including, at the Company’s option, Rule 158 thereunder);

(m)in the case of an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or any Selling Holder reasonably requests to be included therein, the purchase price being paid therefor by the underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(n)in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(o)make senior management of the Company available to assist to the extent requested by the managing underwriters of any Underwritten Offering to be made pursuant to such registration in the marketing of the Registrable Securities to be sold in the Underwritten Offering, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its Common Stock;

(p)obtain all consents of independent public accountants required to be included in the Registration Statement and, in connection with each offering and sale of Registrable Securities, obtain one or more comfort letters, addressed to the underwriters and to the Selling Holders, dated the effective date of the Registration Statement (and, in the case of each Underwritten Offering, dated the date of each closing under the underwriting agreement for such offering), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters or Paulson, if Paulson is Selling Holder in such offering, or otherwise by the Holders of a majority of the Registrable Securities being sold in such offering, reasonably request;

(q)provide all legal opinions from Company Outside Counsel required to be included in the Registration Statement, and, in connection with each closing of a sale of Registrable Securities, provide legal opinions from Company Outside Counsel, addressed to the underwriters and the Selling Holders, dated the effective date of each Registration Statement and each amendment and supplement thereto (and, if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement), with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; and

(r)use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things necessary or reasonably advisable in the opinion of Holders’ Counsel to effect the registration, marketing and sale of such Registrable Securities.

The Company agrees not to file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law. The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.
2.7    Registration Expenses. Whether or not any Registration Statement is filed or becomes effective, the Company shall pay directly or promptly reimburse all costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, (ii) all fees and expenses associated with filings to be made with any securities exchange or with any other governmental or quasi-governmental authority; (iii) all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iv) all printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriters, if any), (v) all “road show” expenses incurred in respect of any Underwritten Offering, including all costs of travel, lodging and meals, (vi) all messenger, telephone and delivery expenses, (vii) all fees and disbursements of Company Outside Counsel, (viii) all fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other Persons retained by the Company in connection with such Registration Statement, (ix) all reasonable fees and disbursements of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities and, (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement (all such expenses, “Registration Expenses”). The Selling Holders shall be responsible for the fees and expenses of Holders’ Counsel and Selling Expenses. The Company will, in any event, pay its internal expenses (including, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance. The Company shall have no obligation to pay any Selling Expenses or fees and expenses associated with Holders’ Counsel.

2.8    Underwritten Offering. No Holder may participate in any registration hereunder that is an Underwritten Offering unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters; provided, that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement); provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances created by such Holder, (B) such Holder’s power and authority to effect such transfer, and (C) such matters pertaining to such Holder’s compliance with securities laws as reasonably may be requested; provided, further that any obligation of such Holder to indemnify any Person pursuant to any underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net amount received by such Holder, as applicable, from the sale of Registrable Securities pursuant to such registration (which amounts shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such Registrable Securities or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net amounts.

2.9    Suspension of Registration. In the event of a Material Disclosure Event at the time of the filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, the Company may, upon giving at least ten (10) days’ prior written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that, the Company shall not be permitted to exercise a Suspension (i) more than twice during any 12-month period, (ii) for a period exceeding sixty (60) days on any one occasion, (iii) unless for the full period of the Suspension, the Company does not offer or sell securities for its own account, does not permit registered sales by any holder of its securities and prohibits offers and sales by its directors and officers, or (iv) at any time within seven (7) days prior to the anticipated pricing of an Underwritten Offering pursuant to a Demand Registration or within thirty-five (35) days after the pricing of such an Underwritten Offering. In the case of a Suspension, the Holders will suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. In connection with a Demand Registration, prior to the termination of any Suspension, the Holder that made the request for Demand Registration will be entitled to withdraw its Demand Notice. Upon receipt of notices from all Holders of Registrable Securities included in such Registration Statement to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. The Company shall immediately notify the Holders upon the termination of any Suspension.

2.10    Indemnification.

(a)The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each Holder, any Person who is or might be deemed to be a controlling person of the Company or any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and Stockholders, and each other Person, if any, who controls any such Holder or controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein. In connection with an Underwritten Offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons and in such other manner as the underwriters may request in accordance with their standard practice.

(b)In connection with any Registration Statement in which one or more Holders are participating, each such Holder will indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a controlling person of the Company or any of its Subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which such Holder or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein, and such Holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, that the obligation to indemnify and hold harmless will be individual and several to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably acceptable to such indemnified party; provided, that (i) any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim or fails to employ counsel reasonably satisfactory to such indemnified party or to pursue the defense of such claim in a reasonably vigorous manner or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified and the indemnifying party, and such indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation.

(d)If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.10(d) will be limited to an amount equal to the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

2.11    Conversion of Other Securities. If Paulson offers any options, rights, warrants or other securities issued by it that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities of such Holder representing not less than 7% of the outstanding Common Stock of the Company, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2.1 and 2.4 hereof.

2.12    Rule 144; Rule 144A. The Company shall use its reasonable best efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required by the SEC as a condition to the availability of Rule 144, Rule 144A or any similar rule or regulation hereafter adopted by the SEC under the Securities Act.

2.13    Transfer of Registration Rights. Paulson (and any transferee of any such member, or any subsequent transferee, of the rights under this Agreement in accordance with this Section 2.13) may transfer all or any portion of its rights under this Agreement to any transferee who acquires in such transfer Registrable Securities representing not less than 7% of the outstanding Common Stock of the Company. Any transfer of registration rights pursuant to this Section 2.13 from Paulson (and of any transferee of any such member, or any subsequent transferee, of the rights under this Agreement in accordance with this Section 2.13) to any Person shall be effective upon receipt by the Company of written notice from the transferor stating the name and address of the transferee and identifying the amount of Registrable Securities with respect to which rights under this Agreement are being transferred.

ARTICLE 3

PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE SECURITIES

3.1Underwriter Selection. In any public or private offering of Registrable Securities by a Selling Holder, other than pursuant to a Piggyback Registration, such Selling Holder(s) shall have the sole right to select the managing underwriters to arrange such Underwritten Offering, which may include any Affiliate of such Selling Holder(s).

3.2    Cooperation with Sales. In addition to the provisions of Section 2.6 hereof, applicable to sales of Registrable Securities pursuant to a registration, in connection with any sale or disposition of Registrable Securities by a Selling Holder, the Company shall provide full cooperation, including:

(a)providing access to employees, management and Company records to any purchaser or potential purchaser, and to any underwriters, initial purchasers, brokers, dealers or agents involved in any sale or disposition, subject to entry into customary confidentiality arrangements;

(b)participation in road shows, investor and analyst meetings, conference calls and similar activities;

(c)using reasonable best efforts to obtain customary auditor comfort letters and legal opinions;

(d)entering into customary underwriting and other agreements;

(e)using reasonable best efforts to obtain any regulatory approval or relief necessary for any proposed sale or disposition; and

(f)filing of registration statements with the SEC or with other authorities or making other regulatory or similar filings necessary or advisable in order to facilitate any sale or disposition.

3.3    Expenses of Offerings. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for any expenses associated with any sale of Registrable Securities by a Selling Holder, except for the fees and expenses of Holders’ Counsel and Selling Expenses.

3.4    Further Assurances. The Company shall use its reasonable best efforts to cooperate with and facilitate, and shall not interfere with, the disposition by a Selling Holder of its holdings of Registrable Securities.

ARTICLE 4

MISCELLANEOUS

4.1Term. This Agreement shall terminate upon such time as no Registrable Securities remain outstanding, except for the provisions of Sections 2.7, 2.10 and this Article 4 which shall survive such termination.

4.2    Other Holder Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

4.3    No Inconsistent Agreements. The Company represents and warrants that it has not entered into and covenants and agrees that it will not enter into, any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

4.4    Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only by written agreement executed by the Company and Paulson, or if Paulson is not a Holder, the Holders of a majority of the Registrable Securities. Any waiver or failure to insist upon strict compliance with any obligation, covenant or agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

4.5    No Third Party Beneficiaries. Except in relation to the rights of indemnification provided to the Covered Persons pursuant to Section 2.10, nothing in this Agreement shall convey any rights upon any person or entity which is not a Party or a successor or permitted assignee of a Party to this Agreement.

4.6    Entire Agreement. This Agreement, together with the Stockholder Agreement, including any schedules or exhibits hereto or thereto, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter covered by this Agreement and the Stockholder Agreement. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement and the Stockholder Agreement supersede all prior agreements and understandings between the Parties with respect to such subject matter.

4.7    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties shall be enforceable to the fullest extent permitted by law. To the extent that any such provision is so held to be invalid, illegal or unenforceable, the Parties shall in good faith use commercially reasonable efforts to find and effect an alternative means to achieve the same or substantially the same result as that contemplated by such provision.

4.8    Counterparts. This Agreement may be signed in any number of identical counterparts, each of which shall be deemed an original with the same effect as if the signatures thereto and hereto were upon the same instrument. The Parties hereto may deliver this Agreement by facsimile or by electronic mail and each Party shall be permitted to rely upon on the signatures so transmitted to the same extent and effect as if they were original signatures.

4.9    Remedies; Attorney’s Fees.

(a)The Parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage could result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any Party, except as otherwise expressly provided herein, an aggrieved Party under this Agreement shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy. None of the Parties shall be required to obtain or furnish any bond or similar instrument in connection with or as a condition to obtaining or seeking any such remedy. For the avoidance of doubt, nothing in this Agreement shall diminish the availability of specific performance of the obligations under this Agreement or any other injunctive relief.

(b)Such remedies, and any and all other remedies provided for in this Agreement, shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any Party may otherwise have. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each Party hereby further agrees that in the event of any action by the other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

4.10    GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of laws rules thereof. The parties irrevocably consent to service of process by any means available under Delaware law and consent to the exclusive, both personal and subject-matter, jurisdiction and venue of any chancery court in the state of Delaware and irrevocably waive the right to object to such venue of any such court on the grounds that such forum is inconvenient. To the extent that in any jurisdiction any party may now or hereafter claim or be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, each party irrevocably agrees, to the extent permitted by law, not to claim, and it hereby waives, such immunity in connection with any contractual dispute with respect to this agreement. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.11    No Assignment. Except as otherwise provided for in this Agreement, neither this Agreement nor any of the rights, interests or obligations of any Party hereto may be assigned by such Party without the prior written consent of the other Party.

4.12    Further Actions. Each Party hereto shall, on notice of request from any other Party hereto, take such further action not specifically required hereby at the expense of the requesting Party, as the requesting Party may reasonably request for the implementation of the transactions contemplated hereby.

4.13    Notice. Unless otherwise provided in this Agreement, all notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) when delivered, if delivered personally, sent by confirmed telecopy or sent by registered or certified mail, return receipt requested, postage prepaid, provided that such delivery is completed during normal business hours of the recipient, failing which such notice shall be deemed to have been given on the next Business Day, (ii) on the next Business Day if sent by overnight courier and delivered on such Business Day within ordinary business hours and, if not, the next Business Day following delivery; and (iii) when received, if received during normal business hours and, if not, the next Business Day after receipt, if delivered by means other than those specified above. Such notices shall be delivered to the address set forth below, or to such other address as a Party shall have furnished to the other Party in accordance with this Section.

If to Paulson, to:
Paulson & Co. Inc.
1133 Avenue of the Americas
New York, NY 10036
Attention: Michael Waldorf
Telephone (212) 956-2472
Facsimile: (212) 351-5887
with a copy to:
Kleinberg, Kaplan, Wolff & Cohen
551 Fifth Avenue
New York, NY 10176
Attention: Chris Davis, Esq
Telephone (212) 880-9865
Facsimile: (212) 986-8866

If to the Company:

BrightSphere Investment Group Inc.
200 Clarendon Street, 53rd Floor
Boston, MA 02116
Attention: Richard Hart, General Counsel
Phone No.: 617-369-7341
Email: rhart@bsig.com

with a copy to:

Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, NY 10178
Attention: Christina E. Melendi, Esq.
Phone No.: 212-309-6949
E-mail: christina.melendi@morganlewis.com

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.
BrightSphere Investment Group Inc.

By: _/s/ Suren Rana___________
Name: Suren Rana
Title: Chief Financial Officer

Paulson & Co.     Inc.

By: _/s/ Michael Waldorf_______
Name: Michael Waldorf
Title: Partner and Senior Counsel

[Signature Page to Registration Rights Agreement]